UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Ellomay Capital Ltd.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9 Rothschild Blvd., Tel Aviv, Israel	66881
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value NIS 10.00 per share	NYSE Amex

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

            The description of our ordinary shares, par value NIS 10.00 per share, to be registered hereunder, is contained in “Item 10.B: Memorandum of Association and Second Amended and Restated Articles,” in our Annual Report on Form 20-F, originally filed with the Securities and Exchange Commission on April 14, 2011, under the captions: “Rights of Shareholders,” “Changing Rights Attached to Shares,” “Dividends and Liquidation Rights,” “Redemption Provisions,” “Certain Transactions with Controlling Persons,” “Anti-takeover Provisions; Mergers and Acquisitions under Israeli Law” and “Duties of Shareholders and of Controlling Shareholders,” which description is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE Amex and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ellomay Capital Ltd.

Date: August 18, 2011	By:	/s/ Ran Fridrich
Name: Ran Fridrich
Title: CEO and Director